Exhibit 99.1
www.HelixESG.com
Helix Energy Solutions Group, Inc. • 400 N. Sam Houston Parkway E., Suite 400 • Houston, TX 77060-3500 • 281-618-0400 • fax: 281-618-0505
For Immediate Release

		Contact:	Tony Tripodo
Date:	December 11, 2008	Title:	Chief Financial Officer
Helix Announces Future Strategic Direction
Helix Energy Solutions (NYSE: HLX) announced today that it intends to focus and shape the future direction of the Company around its deepwater construction and well intervention services. In order to achieve this strategic focus, the Company is seeking to:
1.	Divest all or a portion of the Company’s oil and gas assets;

2.	Divest its interest in production facilities; and

3.	Evaluate strategic alternatives with respect to the disposition of its 58% owned subsidiary, Cal Dive International.
The Company has engaged financial advisors to assist the Company in its efforts with respect to these matters.
The Company anticipates that present economic and financial market conditions will affect the timing of any strategic dispositions and may require a degree of patience in order to execute any transactions. As a result, the Company is unable to be specific with respect to a timetable for any disposition, but it intends to aggressively focus on deleveraging its balance sheet through monetization of non-core assets and allocation of free cash flows in order to accelerate its strategic goals. As such, the Company intends to market a broad array of non-core assets in order to reduce debt and lower obstacles to the execution of its strategy.
Owen Kratz, President and Chief Executive Officer of Helix, stated, “ We believe that unlocking the asset value in the Company via debt reduction and the divestment of assets outside of our core business focus will enhance shareholder value and position the Company to take advantage of opportunities for future growth or value creation in our strongest core competencies.”
Consistent with its strategy to divest non-core assets, the Company also announced today the signing of an Asset Purchase Agreement to sell its 17.5% non-operating working interest in its Bass Lite field in the Gulf of Mexico for $49 million to one of the other owners in the field. The sale is subject to other co-owners’ exercising their preferential purchase rights for a portion of the Company’s interest. The Company expects to complete the sale of all of its interest in the Bass Lite field over the next few weeks.
Helix Energy Solutions, headquartered in Houston, Texas, is an international offshore energy company that provides development solutions and other key life of field services to the open energy market as well as to our own oil and gas business unit. That business unit is a prospect generation, exploration, development and production company. Employing our own key services and methodologies, we seek to lower finding and development costs, relative to industry norms.
This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any projections of revenue, gross margin, expenses, earnings or losses from operations, or other financial items; future production volumes, results of exploration, exploitation, development, acquisition and operations expenditures, and prospective reserve levels of property or wells; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments, performance or industry rankings; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; complexities of global political and economic developments; geologic risks and other risks described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”), including the company’s Annual Report on Form 10-K for the year ending December 31, 2007. We assume no obligation and do not intend to update these forward-looking statements.